Exhibit 99.1

Motorola Mobility Announces Third Quarter Financial Results

Third Quarter Financial Highlights

•	Net revenues of $3.3 billion, up 11 percent from third quarter 2010

•

Non-GAAP net earnings of $0.12 per share compared to net earnings of $0.13 per share in third quarter 2010; GAAP net loss of $0.11 per share compared to net loss of $0.12 per share in third quarter 2010

•	Mobile Devices revenues of $2.4 billion, up 20 percent from third quarter 2010; Non-GAAP operating loss of $15 million; GAAP operating loss of $41 million

•	Shipped 11.6 million mobile devices, including 4.8 million smartphones

•	Home revenues of $825 million, down 10 percent from third quarter 2010; Non-GAAP operating earnings of $77 million; GAAP operating earnings of $54 million

LIBERTYVILLE, Ill. – Oct. 27, 2011 – Motorola Mobility Holdings, Inc. (NYSE: MMI) today reported net revenues of $3.3 billion in the third quarter of 2011, up 11 percent from the third quarter of 2010. The GAAP net loss in the third quarter of 2011 was $32 million, or $0.11 per share, compared to a net loss of $34 million, or $0.12 per share, in the third quarter of 2010. On a non-GAAP basis, the net earnings in the third quarter of 2011 were $35 million, or $0.12 per share, compared to net earnings of $38 million, or $0.13 per share, in the third quarter of 2010.

Total cash at the end of the quarter was $3.3 billion and includes cash, cash equivalents and cash deposits. Operating cash flow was $25 million for the quarter.

Details on non-GAAP adjustments and the use of non-GAAP measures are included later in this press release and in the financial tables.

“Our third quarter revenues in Mobile Devices increased by 20 percent, driven by continued strong growth in international markets. With the recent launch of our iconic Motorola RAZR™, we now have several 4G LTE devices in our portfolio. Our Home business is creating innovative solutions for our customers, taking leadership in the transition to all-IP networks, and delivering solid levels of profitability,” said Sanjay Jha, chairman and chief executive officer, Motorola Mobility. “We are also excited about the proposed merger with Google and continue to make progress to close this transaction.”

Operating Results

Mobile Devices net revenues in the third quarter were $2.4 billion, up 20 percent compared with the year-ago quarter. The GAAP operating loss was $41 million compared to an operating loss of $43 million in the year-ago quarter. The non-GAAP operating loss was $15 million compared to operating earnings of $3 million in the year-ago quarter. The company shipped a total of 11.6 million mobile devices, including 4.8 million smartphones and approximately 100,000 Motorola XOOM™ tablets. In the third quarter of 2010, the company shipped 9.1 million mobile devices, including 3.8 million smartphones.

Mobile Devices highlights:

•	Announced global launch of the iconic, ultra-thin RAZR smartphone, featuring sculpted glass face, diamond-cut aluminum accents, KEVLAR® fiber and vibrant 4.3-inch super AMOLED Advanced display.

•	Announced award-winning Motorola ATRIX™ 2, offering enhanced entertainment experiences with dual-core processor, full 1080p video capture and free app for music and pictures.

•

Unveiled MOTOACTV™, the new lightweight, wearable fitness performance tracker and smart music player rolled into one. Sync MOTOACTV with your PC so you can check out the music you perform to best, or track your workouts over extended time periods, set goals and even create workout competitions with your friends via the MOTOACTV Web Portal.

•	Shipped DROID BIONIC™, combining dual-core 1 GHz processor, 1 GB of RAM, 4.3-inch qHD display and webtop application with 4G LTE speeds.

•

Rolled out 4G LTE upgrade to existing Motorola XOOM customers to enhance the tablet experience with faster speeds and connections, and announced the Motorola XOOM Family Edition tablet, preloaded with family-friendly software including KidZone by Zoodles and MotoPack by Motorola.

Home segment net revenues in the third quarter were $825 million, down 10 percent compared with the year-ago quarter. GAAP operating earnings were $54 million, compared to $49 million in the year-ago quarter. Non-GAAP operating earnings were $77 million, the same as in the year-ago quarter. Set-top shipments were down 3 percent compared to the year-ago quarter.

Home highlights:

•	4Home software platform chosen to power Verizon’s new Home Monitoring and Control service in North America for the smart, digital home.

•	Introduced family of advanced video processing technologies to drive bandwidth efficiency and video quality in the European market, including the SE-6000 video encoder and the ST-6000 transcoder.

•	Expanded Internet Protocol (IP) growth and leadership in Russia, extending IPTV set-top rollout with leading telecom provider, Vimpelcom Ltd.

•	Selected by Henan Cable to deliver Video On Demand and Network Digital Video Recording services to its 3.6 million subscribers in China, using M3 Media Server family.

Merger Update

On Aug. 15, 2011, Motorola Mobility Holdings, Inc. and Google Inc. announced a definitive agreement for Google to acquire Motorola Mobility. The transaction was unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including various regulatory approvals, and the approval of Motorola Mobility’s stockholders. Motorola Mobility will hold a special meeting of stockholders on Nov. 17, 2011, to seek stockholder approval of the proposed merger with Google. The record date for determining the stockholders entitled to vote at the meeting is Oct. 11, 2011.

Antitrust clearances will be required in the U.S., by the European Commission, and in Canada, China, Israel, Russia, Taiwan and Turkey. Regulatory filings have been submitted to the appropriate regulatory body in each of these jurisdictions. In the U.S., Motorola Mobility and Google have each received a Request for Additional Information and Documentary Material (commonly referred to as a “second request”) from the Department of Justice.

Subject to the satisfaction of customary closing conditions, including antitrust clearance, the transaction is expected to close by the end of 2011 or early 2012. The failure to meet the closing conditions or other factors outside of our control could delay the transaction or prevent the companies from completing the merger.

Third quarter 2011 GAAP results include approximately $18 million of expenses attributable to the planned merger. These costs are included in Other Charges on the income statement. Third quarter results presented on a non-GAAP basis exclude these expenses.

For more information on the proposed merger, please visit http://investors.motorola.com.

Conference Call and Webcast

Motorola Mobility will not host a conference call and webcast in conjunction with its third quarter results. To access the third quarter results and other financial information, please visit http://investors.motorola.com.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2011	2010
Net revenues	$3,259	$2,946
Gross margin	844	791
Operating earnings (loss)	(5)	6
Loss before income taxes	(2)	(7)
Net loss attributable to Motorola Mobility Holdings, Inc.	($32)	($34)
Basic loss per common share*	($0.11)	($0.12)
Diluted loss per common share*	($0.11)	N/A
Weighted average common shares outstanding
Basic	297.7	294.3
Diluted	297.7	N/A

Non-GAAP Adjustments for third quarter of 2011 and 2010

	Third Quarter
Earnings Per Share Impact	2011	2010
GAAP Loss per Common Share *	($0.11)	($0.12)
Stock-based compensation expense	0.11	0.14
Intangible assets amortization expense	0.05	0.05
Reorganization of business charges	—	0.06
Merger-related transaction costs	0.06	—

Total Non-GAAP Adjustments **	0.23	0.25

Non-GAAP Earnings per Common Share *	$0.12	$0.13

Definitions

*	The computation of basic earnings (loss) per share for all periods prior to separation is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on Jan. 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**	Earnings or loss per share (EPS) impact may not add up due to rounding.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Mobility also has included non-GAAP measurements of results. Motorola Mobility has provided these non-GAAP measurements to help investors better understand Motorola Mobility’s core operating performance, enhance comparisons of Motorola Mobility’s core operating performance from period to period, and allow better comparisons of Motorola Mobility’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results, excluding these items, because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Non-GAAP adjustments are comprised of the following items:

Reorganization of business charges and merger-related transaction costs: The Company has excluded the effects of reorganization of business charges and merger-related transaction costs from its non-GAAP operating expenses and net income measurements because the Company believes that these items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues – the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above non-GAAP adjustments and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found in the financial tables.

Business Risks

Motorola Mobility cautions the reader that this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the expected closing date of the proposed Google transaction. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Motorola Mobility’s filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Motorola Mobility undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

Additional Information and Where To Find It

On Oct. 14, 2011, Motorola Mobility filed with the SEC a definitive proxy statement in connection with the proposed transaction with Google. The definitive proxy statement is being sent or given to the Motorola Mobility stockholders of record. The definitive proxy statement contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY. The definitive proxy statement and other relevant materials, and any other documents filed by Motorola Mobility with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or by going to Motorola Mobility’s Investor Relations page on its corporate website at http://investors.motorola.com. In addition, security holders may obtain free copies of the proxy statement from Motorola Mobility by contacting Investor Relations by mail at Attention: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048.

Interests of Participants

Motorola Mobility and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Motorola Mobility stockholders in connection with the proposed transaction. Information about Motorola Mobility’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2011, and its Annual Report on Form 10-K for the year ended Dec. 31, 2010, filed on Feb. 18, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 600 North U.S. Highway 45, Libertyville, IL 60048, or by going to Motorola Mobility’s Investor Relations page on its corporate website at http://investors.motorola.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction is included in the definitive proxy statement that Motorola Mobility has filed with the SEC.

About Motorola Mobility

Motorola Mobility Holdings, Inc. (NYSE: MMI) fuses innovative technology with human insights to create experiences that simplify, connect and enrich people's lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

# # #

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. All other trademarks are the property of their respective owners. © 2011 Motorola Mobility, Inc. All rights reserved.

CONTACTS:

Media:

Jennifer Erickson

Motorola Mobility Holdings, Inc.

+1 (847) 772-1217

jennifer.erickson@motorola.com

Investors:

Dean Lindroth

Motorola Mobility Holdings, Inc.

+1 (847) 523-2858

dean.lindroth@motorola.com

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	October 1, 2011	July 2, 2011	October 2, 2010
Net revenues	$3,259	$3,337	$2,946
Costs of sales	2,415	2,473	2,155

Gross margin	844	864	791

Selling, general and administrative expenses	426	456	385
Research and development expenditures	390	395	373
Other charges	18	20	13
Intangibles amortization	15	16	14

Operating earnings (loss)	(5)	(23)	6

Other income (expense):
Interest income (expense), net *	7	1	(11)
Gains on sales of investments	2	10	-
Other, net	(6)	(5)	(2)

Total other income (expense)	3	6	(13)

Loss before income taxes	(2)	(17)	(7)

Income tax expense **	30	39	28

Net loss	(32)	(56)	(35)

Less: Loss attributable to non-controlling interests	-	-	(1)

Net loss attributable to Motorola Mobility Holdings, Inc.	$(32)	$(56)	$(34)

Basic loss per common share ***	$(0.11)	$(0.19)	$(0.12)
Diluted loss per common share ***	$(0.11)	$(0.19)	N/A

Weighted average common shares outstanding
Basic	297.7	295.8	294.3
Diluted	297.7	295.8	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%	100.0%
Costs of sales	74.1%	74.1%	73.2%

Gross margin	25.9%	25.9%	26.8%

Selling, general and administrative expenses	13.1%	13.7%	13.1%
Research and development expenditures	12.0%	11.8%	12.7%
Other charges	0.6%	0.6%	0.4%
Intangibles amortization	0.5%	0.5%	0.5%

Operating earnings (loss)	-0.2%	-0.7%	0.2%

Other income (expense):
Interest income (expense), net *	0.2%	0.0%	-0.4%
Gains on sales of investments	0.1%	0.3%	0.0%
Other, net	-0.2%	-0.1%	-0.1%

Total other income (expense)	0.1%	0.2%	-0.4%

Loss before income taxes	-0.1%	-0.5%	-0.2%
Income tax expense **	0.9%	1.2%	1.0%

Net loss	-1.0%	-1.7%	-1.2%

Less: Loss attributable to non-controlling interests	0.0%	0.0%	0.0%

Net loss attributable to Motorola Mobility Holdings, Inc.	-1.0%	-1.7%	-1.2%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Net revenues	$9,628	$8,035
Costs of sales	7,165	5,985

Gross margin	2,463	2,050

Selling, general and administrative expenses	1,299	1,141
Research and development expenditures	1,142	1,112
Other charges (income)	39	(194)
Intangibles amortization	47	41

Operating loss	(64)	(50)

Other income (expense):
Interest income (expense), net *	10	(40)
Gains on sales of investments	12	-
Other, net	(28)	(24)

Total other income (expense)	(6)	(64)

Loss before income taxes	(70)	(114)

Income tax expense **	99	55

Net loss	(169)	(169)

Less: Loss attributable to non-controlling interests	-	(3)

Net loss attributable to Motorola Mobility Holdings, Inc.	$(169)	$(166)

Basic loss per common share ***	$(0.57)	$(0.56)
Diluted loss per common share ***	$(0.57)	N/A

Weighted average common shares outstanding
Basic	296.1	294.3
Diluted	296.1	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%
Costs of sales	74.4%	74.5%

Gross margin	25.6%	25.5%

Selling, general and administrative expenses	13.5%	14.2%
Research and development expenditures	11.9%	13.8%
Other charges (income)	0.4%	-2.4%
Intangibles amortization	0.5%	0.5%

Operating loss	-0.6%	-0.6%

Other income (expense):
Interest income (expense), net *	0.1%	-0.5%
Gains on sales of investments	0.1%	0.0%
Other, net	-0.3%	-0.3%

Total other income (expense)	-0.1%	-0.8%

Loss before income taxes	-0.7%	-1.4%
Income tax expense **	1.0%	0.7%

Net loss	-1.8%	-2.1%

Less: Loss attributable to non-controlling interests	0.0%	0.0%

Net loss attributable to Motorola Mobility Holdings, Inc.	-1.8%	-2.1%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	October 1,	July 2,	October 2,
	2011	2011	2010
Assets
Cash and cash equivalents *	$3,078	$3,026	$-
Accounts receivable, net	1,774	1,843	1,568
Inventories, net	746	744	854
Deferred income taxes **	147	80	111
Other current assets	605	620	692

Total current assets	6,350	6,313	3,225

Cash deposits	160	180	-
Property, plant and equipment, net	803	806	737
Investments	125	122	123
Deferred income taxes **	50	98	49
Goodwill	1,431	1,423	1,323
Other assets	558	614	701

Total assets	$9,477	$9,556	$6,158

Liabilities and Stockholders’ Equity
Accounts payable	1,708	1,728	1,734
Accrued liabilities	2,234	2,276	2,076

Total current liabilities	3,942	4,004	3,810

Other liabilities	587	648	586

Stockholders’ Equity:
Common stock	3	3	-
Additional paid-in capital	5,217	5,051	-
Accumulated other comprehensive loss	(103)	(13)	(398)
Retained earnings (accumulated deficit)	(169)	(137)	-
Owner’s net investment, prior to Separation	-	-	2,136

Total Motorola Mobility Holdings, Inc. stockholders’ equity	4,948	4,904	1,738

Non-controlling interests	-	-	24

Total stockholders’ equity	4,948	4,904	1,762

Total liabilities and stockholders’ equity	$9,477	$9,556	$6,158

* Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

** For periods prior to separation on January 4, 2011, income taxes were computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	October 1, 2011	July 2, 2011	October 2, 2010
Operating
Net loss attributable to Motorola Mobility Holdings, Inc.	$(32)	$(56)	$(34)
Less: Loss attributable to non-controlling interests	-	-	(1)

Net loss	(32)	(56)	(35)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57	56	58
Share-based compensation expense	34	46	42
Non-cash other charges	-	18	-
Gains on sales of investments	(2)	(10)	-
Deferred income taxes	(31)	(4)	17
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	17	(284)	(276)
Inventories	(19)	115	(226)
Other current assets	(45)	23	(86)
Accounts payable and accrued liabilities	30	94	775
Other assets and liabilities	16	2	55

Net cash provided by operating activities	25	-	324

Investing
Acquisitions and investments	(21)	(33)	(46)
Proceeds from sales of investments	12	17	12
Capital expenditures	(40)	(46)	(26)
Cash deposits	(1)	(23)	-
Other, net	4	1	(5)

Net cash used for investing activities	(46)	(84)	(65)

Financing
Share-based compensation activity	46	(14)	-
Capital contribution from Former Parent	75	-	-
Other, net	(1)	-	-
Net transfers to Former Parent	-	-	(265)

Net cash provided by (used for) financing activities	120	(14)	(265)

Effect of exchange rate changes on cash and cash equivalents	(47)	8	6

Net increase (decrease) in cash and cash equivalents	52	(90)	-
Cash and cash equivalents, beginning of period	3,026	3,116	-

Cash and cash equivalents, end of period	$3,078	$3,026	$-

Until separation, the Company participated in Motorola, Inc.’s (Former Parent) centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits. On July 22, 2011, the Company received $75 million of the deferred contribution due from the Former Parent.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Operating
Net loss attributable to Motorola Mobility Holdings, Inc.	$(169)	$(166)
Less: Loss attributable to non-controlling interests	-	(3)

Net loss	(169)	(169)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	167	169
Share-based compensation expense	120	120
Non-cash other charges	17	1
Gains on sales of investments	(12)	-
Deferred income taxes	(46)	14
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(246)	(225)
Inventories	80	(166)
Other current assets	-	(7)
Accounts payable and accrued liabilities	125	686
Other assets and liabilities	96	(42)

Net cash provided by operating activities	132	381

Investing
Acquisitions and investments	(65)	(66)
Proceeds from sales of investments	29	12
Capital expenditures	(136)	(68)
Cash deposits	(24)	-
Other, net	5	1

Net cash used for investing activities	(191)	(121)

Financing
Share-based compensation activity	48	-
Capital contributions from Former Parent	3,107	-
Other, net	14	-
Net transfers to Former Parent	-	(293)

Net cash provided by (used for) financing activities	3,169	(293)

Effect of exchange rate changes on cash and cash equivalents	(32)	33

Net increase in cash and cash equivalents	3,078	-
Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$3,078	$-

Until separation, the Company participated in Motorola, Inc.’s (Former Parent) centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits. On July 22, 2011, the Company received $75 million of the deferred contribution due from the Former Parent.

Motorola Mobility Holdings, Inc.

Segment Information

(In millions)

Summarized below are the Company’s Net revenues and Operating earnings (loss) by reportable segment for the three months and nine months ended October 1, 2011 and October 2, 2010.

	Net Revenues
	Three Months Ended October 1, 2011	Three Months Ended October 2, 2010	% Change from 2010
Mobile Devices	$2,434	$2,034	19.7%
Home	825	912	(9.5)%

Company Totals	$3,259	$2,946	10.6%

	Nine Months Ended October 1, 2011	Nine Months Ended October 2, 2010	% Change from 2010
Mobile Devices	$6,992	$5,399	30%
Home	2,636	2,636	-

Company Totals	$9,628	$8,035	20%

	Operating Earnings (Loss)
	Three Months Ended October 1, 2011	Three Months Ended October 2, 2010	% Change from 2010
Mobile Devices	$(41)	$(43)	(5)%
Home	54	49	10%
Merger-related transaction costs *	(18)	-	-

Company Totals	$(5)	$6	(183)%

	Nine Months Ended October 1, 2011	Nine Months Ended October 2, 2010	% Change from 2010
Mobile Devices	$(215)	$(148)	45%
Home	169	98	72%
Merger-related transaction costs *	(18)	-	-

Company Totals	$(64)	$(50)	28%

* Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended October 1, 2011			Three Months Ended July 2, 2011
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,259	$-	$3,259	$3,337	$-	$3,337
Costs of sales	2,415	3	2,412	2,473	4	2,469

Gross margin	844	(3)	847	864	(4)	868

Selling, general and administrative expenses	426	19	407	456	28	428
Research and development expenditures	390	12	378	395	14	381
Other charges	18	18	-	20	20	-
Intangibles amortization	15	15	-	16	16	-

Operating earnings (loss)	(5)	(67)	62	(23)	(82)	59

Other income (expense):
Interest income, net	7	-	7	1	-	1
Gains on sales of investments	2	-	2	10	-	10
Other, net	(6)	-	(6)	(5)	-	(5)

Total other income (expense)	3	-	3	6	-	6

Earnings (loss) before income taxes	(2)	(67)	65	(17)	(82)	65

Income tax expense	30	-	30	39	-	39

Net earnings (loss)	(32)	(67)	35	(56)	(82)	26
Less: Earnings attributable to non-controlling interests	-	-	-	-	-	-

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(32)	$(67)	$35	$(56)	$(82)	$26

Basic earnings (loss) per common share	$(0.11)	$(0.23)	$0.12	$(0.19)	$(0.28)	$0.09
Diluted earnings (loss) per common share	$(0.11)	$(0.23)	$0.12	$(0.19)	$(0.28)	$0.09

Weighted average common shares outstanding
Basic	297.7	297.7	297.7	295.8	295.8	295.8
Diluted	297.7	297.7	297.7	295.8	295.8	295.8

	Percentage of Net Revenues *
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	74.1%		74.0%	74.1%		74.0%

Gross margin	25.9%		26.0%	25.9%		26.0%

Selling, general and administrative expenses	13.1%		12.5%	13.7%		12.8%
Research and development expenditures	12.0%		11.6%	11.8%		11.4%
Other charges	0.6%		0.0%	0.6%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%

Operating earnings (loss)	-0.2%		1.9%	-0.7%		1.8%

Other income (expense):
Interest income, net	0.2%		0.2%	0.0%		0.0%
Gains on sales of investments	0.1%		0.1%	0.3%		0.3%
Other, net	-0.2%		-0.2%	-0.1%		-0.1%

Total other income (expense)	0.1%		0.1%	0.2%		0.2%

Earnings (loss) before income taxes	-0.1%		2.0%	-0.5%		1.9%
Income tax expense	0.9%		0.9%	1.2%		1.2%

Net earnings (loss)	-1.0%		1.1%	-1.7%		0.8%

Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.0%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.0%		1.1%	-1.7%		0.8%

* Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	October 1, 2011			October 2, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,259	$-	$3,259	$2,946	$-	$2,946
Costs of sales	2,415	3	2,412	2,155	9	2,146

Gross margin	844	(3)	847	791	(9)	800

Selling, general and administrative expenses	426	19	407	385	23	362
Research and development expenditures	390	12	378	373	15	358
Other charges	18	18	-	13	13	-
Intangibles amortization	15	15	-	14	14	-

Operating earnings (loss)	(5)	(67)	62	6	(74)	80

Other income (expense):
Interest income (expense), net *	7	-	7	(11)	-	(11)
Gains on sales of investments	2	-	2	-	-	-
Other, net	(6)	-	(6)	(2)	-	(2)

Total other income (expense)	3	-	3	(13)	-	(13)

Earnings (loss) before income taxes	(2)	(67)	65	(7)	(74)	67

Income tax expense **	30	-	30	28	(2)	30

Net earnings (loss)	(32)	(67)	35	(35)	(72)	37
Less: Loss attributable to non-controlling interests	-	-	-	(1)	-	(1)

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(32)	$(67)	$35	$(34)	$(72)	$38

Basic earnings (loss) per common share ***	$(0.11)	$(0.23)	$0.12	$(0.12)	$(0.25)	$0.13
Diluted earnings (loss) per common share ***	$(0.11)	$(0.23)	$0.12	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	297.7	297.7	297.7	294.3	294.3	294.3
Diluted	297.7	297.7	297.7	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	74.1%		74.0%	73.2%		72.8%

Gross margin	25.9%		26.0%	26.8%		27.2%

Selling, general and administrative expenses	13.1%		12.5%	13.1%		12.3%
Research and development expenditures	12.0%		11.6%	12.7%		12.2%
Other charges	0.6%		0.0%	0.4%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%

Operating earnings (loss)	-0.2%		1.9%	0.2%		2.7%

Other income (expense):
Interest income (expense), net *	0.2%		0.2%	-0.4%		-0.4%
Gains on sales of investments	0.1%		0.1%	0.0%		0.0%
Other, net	-0.2%		-0.2%	-0.1%		-0.1%

Total other income (expense)	0.1%		0.1%	-0.4%		-0.4%

Earnings (loss) before income taxes	-0.1%		2.0%	-0.2%		2.3%
Income tax expense **	0.9%		0.9%	1.0%		1.0%

Net earnings (loss)	-1.0%		1.1%	-1.2%		1.3%

Less: Loss attributable to non-controlling interests	0.0%		0.0%	0.0%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.0%		1.1%	-1.2%		1.3%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

(In millions)

Q1 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,032	$2,128	$904	$-
Operating earnings (loss)		$(36)	$(89)	$53	$-

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	2	2	-
Stock-based compensation expense	SG&A and R&D	36	23	13	-
Intangible assets amortization expense	Intangibles amortization	16	3	13	-

Less: Total non-GAAP adjustments		56	28	28	-

Operating earnings (loss) after non-GAAP adjustments		$20	$(61)	$81	$-

Operating earnings (loss) as a percentage of net revenues - GAAP		-1.2%	-4.2%	5.9%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		0.7%	-2.9%	9.0%	0.0%

Q2 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,337	$2,430	$907	$-
Operating earnings (loss)		$(23)	$(85)	$62	$-

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	3	1	-
Stock-based compensation expense	SG&A and R&D	42	29	13	-
Intangible assets amortization expense	Intangibles amortization	16	2	14	-
Legal claim provision	Other charges (income)	20	20	-	-

Less: Total non-GAAP adjustments		82	54	28	-

Operating earnings (loss) after non-GAAP adjustments		$59	$(31)	$90	$-

Operating earnings (loss) as a percentage of net revenues - GAAP		-0.7%	-3.5%	6.8%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.8%	-1.3%	9.9%	0.0%

Q3 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,259	$2,434	$825	$-
Operating earnings (loss)		$(5)	$(41)	$54	$(18)

Non-GAAP adjustments by P&L statement line:	Statement Line
Merger-related transaction costs *	Other charges (income)	18	-	-	18
Stock-based compensation expense	Cost of sales	3	2	1	-
Stock-based compensation expense	SG&A and R&D	31	21	10	-
Intangible assets amortization expense	Intangibles amortization	15	3	12	-

Less: Total Non-GAAP adjustments		67	26	23	18

Operating earnings (loss) after non-GAAP adjustments		$62	$(15)	$77	$-

Operating earnings (loss) as a percentage of net revenues - GAAP		-0.2%	-1.7%	6.5%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.9%	-0.6%	9.3%	0.0%

*	Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

Non-GAAP Adjustments

(In millions, except per share amounts)

Q1 2011

Non-GAAP Adjustments	Statement Line	Q1 2011 PBT (Inc)/Exp	Q1 2011 Tax Inc/(Exp)	Q1 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(51)	$30	$(81)	$(0.27)

Stock-based compensation expense	Cost of sales, SG&A and R&D	40	-	40	(0.14)
Intangible assets amortization expense	Intangibles amortization	16	-	16	(0.05)

Total Impact		56	-	56	(0.19)

Non-GAAP Results		$5	$30	$(25)	$(0.08)

Q2 2011

Non-GAAP Adjustments	Statement Line	Q2 2011 PBT (Inc)/Exp	Q2 2011 Tax Inc/(Exp)	Q2 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(17)	$39	$(56)	$(0.19)

Stock-based compensation expense	Cost of sales, SG&A and R&D	46	-	46	(0.16)
Intangible assets amortization expense	Intangibles amortization	16	-	16	(0.05)
Legal claim provision	Other charges (income)	20	-	20	(0.07)

Total Impact		82	-	82	(0.28)

Non-GAAP Results		$65	$39	$26	$0.09

Q3 2011

Non-GAAP Adjustments	Statement Line	Q3 2011 PBT (Inc)/Exp	Q3 2011 Tax Inc/(Exp)	Q3 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(2)	$30	$(32)	$(0.11)

Merger-related transaction costs **	Other charges (income)	18	-	18	(0.06)
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	-	34	(0.11)
Intangible assets amortization expense	Intangibles amortization	15	-	15	(0.05)

Total Impact		67	-	67	(0.23)

Non-GAAP Results		$65	$30	$35	$0.12

*	EPS impact may not add up due to rounding.
**	Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc.

Motorola Mobility Holdings, Inc.

Revenue Mix by Region

(In millions)

	Q1 2011
	TOTAL	Mobile Devices	Home
North America	62%	56%	77%
Latin America	17%	20%	11%
Greater China	11%	15%	2%
EMEA	6%	5%	8%
Rest of Asia	4%	4%	2%

Total	100%	100%	100%

	Q2 2011
	TOTAL	Mobile Devices	Home
North America	51%	43%	73%
Latin America	21%	24%	13%
Greater China	11%	14%	2%
EMEA	9%	9%	9%
Rest of Asia	8%	10%	3%

Total	100%	100%	100%

	Q3 2011
	TOTAL	Mobile Devices	Home
North America	54%	48%	73%
Latin America	23%	26%	13%
Greater China	12%	15%	2%
EMEA	7%	6%	10%
Rest of Asia	4%	5%	2%

Total	100%	100%	100%